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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement of Wentworth II, Inc. of our report dated February 5, 2003, accompanying the financial statements of Wentworth II, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

HEIN + ASSOCIATES LLP

Denver, Colorado
May 13, 2003




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